Exhibit 10.70

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the 22nd day of April, 2008 by and between CRG Partners, Inc. (the “Consultant”), whose principal place of business is 356 Middle Country Road, Suite 302, Coram, NY 11727 and Public Media Works, Inc. (the “Client”), whose principal place of business is 14759 Oxnard St., Van Nuys, CA 91411.

WHEREAS, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Client.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The client hereby retains the Consultant as an independent Consultant to the Client and the Consultant hereby accepts and agrees to such retention. The services provided by the Consultant are: Disseminate an Overview Report on the Client Company by means of “Targeted” E-Mail and conduct a marketing campaign to new investors by posting the Overview Report and a company Profile on the TheSubway.com website and at the Consultants discretion, publicize news released by the Client Company.

It is acknowledged and agreed by the Client that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The services of Consultant shall not be Exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2. Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant will use its best efforts and does not promise results.

3. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

4. Term of Agreement. Commencing on the date of this Agreement, the term of this Agreement shall be for an initial period of Thirty (30) days (1) month (the “Initial Period”) and shall be extended, upon the mutual agreement of both Consultant and Client, for an additional period of One Hundred and Fifty (150) days (the “Renewal Period”), subject to prior termination as hereinafter provided. Mutual consent to enter into the Renewal Period shall be provided in electronic format, or in writing, or as otherwise may be agreed to by the parties.

5. Compensation. In providing the foregoing services, Consultant shall be responsible for all costs incurred except the Client will be responsible for mailing out due diligence requests. Client shall pay Consultant for its services hereunder as follows: a) for the Initial Period Client shall pay Consultant, upon signing of this agreement, 60,000 shares of its restricted common stock, and b) for the Renewal Period Client shall pay Consultant, on the first day of the Renewal Period, 300,000 shares of restricted common stock.

6. Non-Payment. In the event that the payment of any compensation due under this Agreement is not paid then, in addition to the rights granted the Consultant under paragraph 8 “Termination” of this Agreement, Consultant, may at its sole discretion, immediately remove Client’s company from thesubway.com website and cease providing its services hereunder until any arrears in compensation are brought current.

7. Client’s Representations. The Client represents that it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements and all applicable requirements of the NASD or any stock exchange. The Client further represents that it has not been and is not the subject of any enforcement proceeding or injunction by the Securities and Exchange Commission or any state securities agency.

8. Termination.

(a) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within Thirty (30) days of receipt of written notice of such default. Additionally, this Agreement may be terminated for any reason whatsoever, at any time, by Client, upon 3 days written prior notice.

(b) Consultant and Client shall have the right and discretion to immediately terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(c) In the event of any termination hereunder all shares or funds due to or paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except that the Client shall be responsible to make any and all payments if any, due to the Consultant through the date of the termination and the Consultant shall be responsible to comply with the provisions of section 10 hereof.

9. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

10. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

11. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of Consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement, in which event Consultant shall return to Client all compensation paid by Client hereunder, or consent to the Consultant’s outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Client’s ongoing consent to the Consultant’s outside consulting services.

12. Consultant Representations. Client is entering into this Agreement and issuing the Client Common Stock to the Consultant in reliance upon the following representations made by the Consultant:

(a) Consultant acknowledges and agrees that the Client Common Stock to be issued hereunder has not been registered with the United States Securities and Exchange Commission (“SEC”) or with the securities regulatory authority of any state. The Client Common Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b) Consultant is an “accredited investor” within the meanings set forth in Regulation D of the Act.

(c) Consultant (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of Client; (ii) has received or has been provided access to all material information concerning an investment in Client; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of Client to the extent necessary to evaluate the merits and risks related to an investment in Client represented by the Common Stock, including an opportunity to review all of Client’s public filings with the SEC.

(d) Consultant either has a pre-existing personal or business relationship with the Client or its officers, directors or controlling persons, or by reason of Consultant’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Client, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Common Stock.

(e) As a result of Consultant’s study of the aforementioned information and Consultant’s prior overall experience in financial matters, and Consultant’s familiarity with the nature of businesses such as Client, Consultant is properly able to evaluate the capital structure of Client, the business of Client, and the risks inherent therein.

(f) Consultant understands the restrictions on his ability to transfer and resale the Client Common Stock. Consultant’s financial condition is such that Consultant can afford to bear the economic risk of holding the Client Common Stock, and to suffer a complete loss of Consultant’s investment in Client represented by the Client Common Stock.

(g) Consultant’s principal place of business is in the State of New Jersey.

13. Disclaimer of Responsibility for Act of the Client. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

14. Indemnification.

(a) The client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or Agreement made by the Client herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(b) The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or Agreement made by the Consultant herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation of state or federal securities laws.

15. Service and Notices. Service and Notice: Any service and/or notice required or permitted to be given under this Agreement shall be deemed sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized courier to the principal office of each.

16. Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

17. Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

18. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of California and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

19. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

20. Entire Agreement. This Agreement constitutes and embodies the entire understanding and Agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

21. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

22. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Los Angeles County, California.

23. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

24. TheSUBWAY.com web site is operated by Consultant under a license from TheSUBWAY.com Inc., Capital Research Group, Inc. and One Source Solutions Inc. (Licensors) and Consultant is not the agent of any of the Licensors and Consultant is solely responsible for all statements in and obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:
CRG Partners, Inc.

By:	/s/ Joseph G. Farrar	DATE:
Joseph G. Farrar, President / CEO

CRG Partners, Inc.

By:	/s/ Peter Antipatis	DATE:
Peter Antipatis, Vice President

CLIENT:
Public Media Works, Inc.

By:	/s/ Al Hayes	DATE:
Al Hayes, Chief Executive Officer